Exhibit 99.1

Cirrus Logic Raises Q2 Revenue Guidance

Earnings Conference Call Set for Oct. 20

AUSTIN, Texas--(BUSINESS WIRE)--October 5, 2009--Cirrus Logic Inc. (Nasdaq: CRUS) today announced that the company expects net revenue for the second fiscal quarter, which ended on Sept. 26, 2009, to be up 48 percent sequentially to approximately $55.7 million, an increase from the previous forecast of $48 million to $52 million. The increase in revenue is primarily driven by stronger than previously anticipated demand for audio products.

The company expects gross margin to be at the upper range of the previous guidance estimate of 50 percent to 52 percent. Combined R&D and SG&A expenses are now expected to be approximately $24.1 million, and include an estimated $1.8 million in share-based compensation, and amortization of acquisition-related intangible expenses.

Cirrus Logic also announced that it will hold its quarterly conference call to discuss second quarter, fiscal year 2010 financial results on Tuesday, Oct. 20, 2009, at 10:30 a.m. EDT. Cirrus Logic will release the company's financial results at approximately 8:00 a.m. EDT on the same day.

To listen to the live conference call, dial (480) 629-9820, or toll-free at (877) 941-8631 (Conference ID: 4165423) by 10:20 a.m. EDT on Oct. 20. A replay of the conference call will be available beginning one hour following the completion of the call, until Oct. 27, 2009. To access the recording, dial (303) 590-3030, or toll-free at (800) 406-7325 (Conference ID: 4165423). Additionally, the conference call will be webcast live through the Investor section of the Cirrus Logic website at www.cirrus.com.

Cirrus Logic, Inc.

Celebrating its 25th year as a leading fabless semiconductor company in 2009, Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2010 revenue, gross margin, combined research and development and selling, and general and administrative expense levels. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the second quarter of fiscal year 2010, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com